UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2018
_____________________________

State or other
jurisdiction of
Exact name of registrant	incorporation or	Commission	I.R.S. Employer
as specified in its charter	organization	File Number	Identification No.
Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas			72212
(Address of principal executive			(Zip Code)
offices)

(501)748-7000
(Registrants’ telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On February 27, 2018, Windstream Holdings, Inc. (the “Corporation”) contributed 3,950,000 shares of its common stock, par value $0.0001 per share (the “Shares”), to the Windstream Master Trust (the “Trust”), which is a trust maintained in connection with the defined benefit pension plan sponsored by the Corporation (the “Plan”). The Shares were contributed by the Corporation to the Trust as a voluntary contribution in consideration for a credit against future funding obligations to the Plan in the amount of $5.85 million. The Shares were contributed to the Trust in a private placement transaction made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President - General Counsel & Corporate Secretary	Title:	Senior Vice President - General Counsel & Corporate Secretary

March 1, 2018